EXHIBIT A



                                FILING AGREEMENT
                                      AMONG
                           THE BANK OF NOVA SCOTIA AND
                               SCOTIA CAPITAL INC.


                  The undersigned hereby agree that the Schedule 13G with respect to the Common Shares of Westcoast Energy Inc. dated of even date herewith is and shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rules 13d-1(c) and 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


Dated: October 12 , 2001


                                   THE BANK OF NOVA SCOTIA


                                   By:      /s/ DAVID SMITH
                                      ------------------------------------------
                                   Name:   David Smith
                                   Title:  Vice-President, Group Compliance


                                   By:      /s/ VALERIE STEINMAN
                                      ------------------------------------------
                                   Name:   Valerie Steinman
                                   Title:  Assistant Secretary


                                   SCOTIA CAPITAL INC.

                                   By:      /s/ ANDREW CUMMING
                                      ------------------------------------------
                                   Name:   Andrew Cumming
                                   Title:  Managing Director, Head of Equity
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